                                                                     EXHIBIT 5.1
                                                                     -----------

                                January 29, 2001

Lexar Media, Inc.
47421 Bayside Parkway
Fremont, California 94538

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Lexar Media, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about January 29, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,603,147 shares of the Company's Common Stock (the "Stock"), subject to issuance as follows:

     (a) 3,002,623 shares of Stock reserved for issuance under the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan"); or

     (b) 600,524 shares of Stock reserved for issuance under the Company's 2000 Employee Stock Purchase Plan, as amended (the "Purchase Plan").

     The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the "Plans").

     In rendering this opinion, we have examined the following:

     (1) a copy of the Company's certificate of incorporation, as filed with the Delaware Secretary of State on August 18, 2000;

     (2)  a copy of the Company's Bylaws, as adopted on January 21, 2000;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     (4) the Prospectuses prepared in connection with the Registration Statement (the "Prospectuses");

     (5) the Company's registration statement on Form S-8 (File No. 333-43828) filed with the Commission on August 15, 2000, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     (6) your registration statement on Form S-1 (File No. 333-30556), declared effective by the Commission on August 14, 2000, together with the Exhibits filed as a part thereof, including, without limitation, each of the Plans and related stock option grant and exercise agreements;

     (7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;

     (8) a report from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of December 31, 2000; and

     (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the 3,603,147 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options granted or to be granted under the 2000 Incentive Plan and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectuses, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              /s/ FENWICK & WEST LLP